READY CAPITAL ANNOUNCES MERGER WITH OWENS REALTY MORTGAGE
- Approximately $200M of Additional Capital Raised to Support Targeted Growth in Small Balance Commercial Assets -
- Combined Company Will Enhance Shareholder Liquidity -
- Transaction Expected to be Accretive to Earnings in 2019 -
- Transaction Expected to Create Cost and Operating Efficiencies -
New York, New York, November 7, 2018 / PRNewswire / – Ready Capital Corporation (NYSE:RC) ("Ready Capital"), a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans, today announced it has entered into a definitive merger agreement to combine in a stock-for-stock merger with Owens Realty Mortgage, Inc., (NYSEAM:ORM) ("ORM" or "Owens Realty Mortgage") a specialty finance REIT that focuses on the origination, investment and management of small-balance and middle-market commercial real estate loans. The combined company, which will operate under the name Ready Capital, is expected to have pro forma equity capital in excess of $750M. The combination will enhance shareholder liquidity and provide for operating leverage across the larger equity base.
Under the terms of the agreement, each ORM share will be converted into 1.441 Ready Capital shares, based on a fixed exchange ratio. The exchange ratio is subject to certain adjustments if either company's book value per share, as defined in the merger agreement, declines by more than 3%. The all-stock merger is intended to be a tax-free transaction. Upon the closing of the transaction, Ready Capital stockholders are expected to own approximately 72% percent of the combined company's stock, while Owens Realty Mortgage stockholders are expected to own approximately 28% percent of the combined company's stock.
Based on the closing prices of ORM common shares and Ready Capital's common stock on November 7, 2018, the equity market capitalization of the combined company would be approximately $678 million. The combined company's shares are expected to continue trading on the New York Stock Exchange under the ticker symbol for Ready Capital (NYSE: RC).
"This merger highlights our continued commitment to driving shareholder value and liquidity. We believe the transaction raises incremental capital with minimal tangible book value dilution and is accretive to forward looking earnings per share," stated Ready Capital Chairman and Chief Executive Officer Thomas Capasse. "The combined company will be in a stronger position to execute our business plan, improve operating and cost efficiencies and continue growth in a profitable manner."
Bryan Draper, President of ORM, commented "We are excited to have reached an agreement for the sale of Owens Realty Mortgage to Ready Capital and believe that our shareholders will benefit from the better access to financing, larger size and greater resources of the combined company."
Anticipated Benefits to Ready Capital and Owens Realty Stockholders from the Merger
•	Increased share float
•	Incremental capital to support continued growth across Ready Capital's platform
•	Increased cost efficiencies from larger equity base

•	Transaction is expected to be accretive to Ready Capital's earnings per share in 2019 and less than 1% dilutive to initial tangible book value per share
Management, Governance and Corporate Headquarters
Upon completion of the transaction, Ready Capital Chairman and Chief Executive Officer Thomas Capasse will lead the company, and Frederick C. Herbst, Chief Financial Officer of Ready Capital, will remain CFO. The combined company will be headquartered in New York, New York. The combined Board is expected to have seven directors, consisting of one director from ORM's existing Board and six directors appointed by Ready Capital.
Timing and Approvals
The transaction has been unanimously approved by the Board of Directors of Ready Capital and approved by the Board of Directors of ORM upon the unanimous recommendation of the Special Committee of the Owens Realty Mortgage's Board of Directors, which is comprised entirely of independent directors. The transaction is expected to close by the end of the first quarter of 2019, subject to approval by Owens Realty Mortgage and Ready Capital stockholders and other customary closing conditions.
Advisors
Keefe, Bruyette & Woods, a Stifel company is acting as financial advisor, Clifford Chance US LLP is acting as legal advisor and ICR, LLC is acting as communications advisor to Ready Capital. Barclays is acting as financial advisor and Vinson & Elkins LLP is acting as legal advisor to the Special Committee of the Board of Directors of Owens Realty Mortgage.
Additional Information about the Merger
In connection with the proposed merger, Ready Capital expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (the "SEC") containing a joint proxy statement/prospectus and other documents with respect to the proposed merger. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY READY CAPITAL WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT READY CAPITAL, ORM AND THE PROPOSED MERGER.
Stockholders of Ready Capital and ORM may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Ready Capital with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ready Capital with the SEC are also available free of charge on Ready Capital's website at www.readycapital.com. Copies of the documents filed by ORM with the SEC are also available free of charge on ORM's website at www.owensmortgage.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in Solicitation Relating to the Merger
Ready Capital, ORM and their respective directors, executive officers and certain other members of management and employees of Ready Capital and ORM may be deemed to be participants in the solicitation of proxies from Ready Capital's and ORM's stockholders in respect of the proposed merger. Information regarding Ready Capital's directors and executive officers can be found in Ready Capital's definitive proxy statement filed with the SEC on April 30, 2018 and Ready Capital's most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2017. Information regarding ORM's directors and executive officers can be found in ORM's definitive proxy statement filed with the SEC on June 8, 2018 and the ORM's most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2017. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC's website and from Ready Capital or ORM, as applicable, using the sources indicated above.
Forward-Looking Statements
This press release contains statements that constitute "forward-looking statements," as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of Ready Capital and ORM and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; neither Ready Capital nor ORM can give any assurance that its expectations will be attained.
Factors that could cause actual results to differ materially from expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain stockholder approvals relating to the merger and issuance of shares in connection therewith or the failure to satisfy the other conditions to completion of the merger; fluctuations in the adjusted book value per share of the shares of both Ready Capital and ORM; risks related to disruption of management attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Ready Capital's and ORM's operating results and businesses generally; the outcome of any legal proceedings relating to the merger; changes in future loan acquisition and production; the ability to retain key personnel; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for small balance commercial loans and other investments; legislative and regulatory changes that could adversely affect the businesses of Ready Capital and ORM; and other factors, including those set forth in the Risk Factors section of Ready Capital's and ORM's most recent Annual Reports on Form 10-K and other reports filed by Ready Capital and ORM with the SEC, copies of which are available on the SEC's website, www.sec.gov. Neither Ready Capital nor ORM undertakes any obligation to update these statements for revisions or changes after the date of this press release, except as required by law.
Merger Announcement Conference Call and Third Quarter 2018 Earnings Results
In separate press releases, ORM and Ready Capital each announced their respective results for the third quarter of 2018. Ready Capital will host an earnings conference call that will also address the merger on Thursday, November 8th at 8:30 am Eastern Time.

Interested parties in the United States can access the call by dialing 877-407-0792 (domestic) or 201-689-8263 (international), fifteen minutes prior to the start time. A link to access the conference call will be available on the Investor Relations section of Ready Capital's website at http:/ir.readycapital.com..
About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust ("REIT") that focuses on the origination, investment, and management of commercial real estate mortgage loans. ORM provides customized, short-term acquisition and transition capital to small balance and middle-market investors that require speed and flexibility. ORM's primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc. is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.
About Ready Capital Corporation
Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 400 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.
Contact
Investor Relations
Ready Capital Corporation
 212-257-4666
InvestorRelations@readycapital.com